Exhibit (h)(1)(iv)

December 30, 2019

Michael Foutes

Managing Director

State Street Global Services

1 Iron Street

Boston, MA 02210

Re:                          Pacific Select Fund - Transfer Agency and Service Agreement

Reference is made to the Transfer Agency and Service Agreement between us dated as of May 1, 2011, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

International Equity Income Portfolio (effective December 30, 2019)

In accordance with the Additional Funds provisions of Section 12 of the Agreement, we request that you act as the transfer agent with respect to the new portfolio. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

PACIFIC LIFE INSURANCE COMPANY

700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011

Schedule A- Services Agreement
List of Portfolios

As of December 30, 2019

Fund	Class of Shares
COMSTOCK PORTFOLIO	P
CORE INCOME PORTFOLIO	P
CURRENCY STRATEGIES PORTFOLIO	P
DEVELOPING GROWTH PORTFOLIO	P
DIVERSIFIED BOND PORTFOLIO	P
DIVIDEND GROWTH PORTFOLIO	P
EMERGING MARKETS PORTFOLIO	P
EQUITY INDEX PORTFOLIO	P
EMERGING MARKETS DEBT PORTFOLIO	P
FLOATING RATE INCOME PORTFOLIO	P
FOCUSED GROWTH PORTFOLIO	P
GROWTH PORTFOLIO	P
HEALTH SCIENCES PORTFOLIO	P
HIGH YIELD BOND PORTFOLIO	P
INFLATION MANAGED PORTFOLIO	P
INFLATION STRATEGY PORTFOLIO	P
INTERNATIONAL EQUITY INCOME PORTFOLIO	P
INTERNATIONAL LARGE-CAP PORTFOLIO	P
INTERNATIONAL SMALL-CAP PORTFOLIO	P
INTERNATIONAL VALUE PORTFOLIO	P
LARGE CAP GROWTH PORTFOLIO	P
LARGE-CAP VALUE PORTFOLIO.	P
MAIN STREET® CORE PORTFOLIO	P
MANAGED BOND PORTFOLIO	P
MID-CAP EQUITY PORTFOLIO	P
MID-CAP GROWTH PORTFOLIO	P
MID-CAP VALUE PORTFOLIO	P
PD 1-3 YEAR CORPORATE BOND PORTFOLIO	P
PD AGGREGATE BOND INDEX PORTFOLIO	P
PD EMERGING MARKETS PORTFOLIO	P
PD HIGH YIELD BOND MARKET PORTFOLIO	P
PD INTERNATIONAL LARGE-CAP PORTFOLIO	P
PD LARGE-CAP GROWTH INDEX PORTFOLIO	P
PD LARGE-CAP VALUE INDEX PORTFOLIO	P
PD SMALL-CAP GROWTH INDEX PORTFOLIO	P
PD SMALL-CAP VALUE INDEX PORTFOLIO	P
REAL ESTATE PORTFOLIO	P
SHORT DURATION BOND PORTFOLIO	P
SMALL CAP EQUITY PORTFOLIO (both sub accounts maintained by State Street)	P
SMALL-CAP GROWTH PORTFOLIO	P
SMALL-CAP INDEX PORTFOLIO	P
SMALL-CAP VALUE PORTFOLIO	P
TECHNOLOGY PORTFOLIO	P
VALUE ADVANTAGE PORTFOLIO	P